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                                                            EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                              BEST SOFTWARE, INC.


1.            The name of the Corporation is BEST SOFTWARE, INC.

2. The purpose of the Corporation is to create, market, distribute and otherwise deal in computer software and related products. In addition, the Corporation shall have the power to carry on business of any character whatsoever, that is not prohibited by law.

3. The Corporation shall have the power to issue 40,000,000 shares of Common Stock, having no par value ("Common Stock"), and 1,000,000 shares of Preferred Stock, having a par value of $.01 per share ("Preferred Stock").

         A.   COMMON STOCK.

              (1) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

              (2) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

              (3) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

              (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

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         B.   PREFERRED STOCK.

              Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

              Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Virginia Stock Corporation Act. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in these Articles of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

4. The number of directors shall be fixed in accordance with the provisions of the Corporation's By-laws.

5.            Indemnification and Exculpation.

         A.                In this Article 5:

              "applicant" means the person seeking indemnification pursuant to this Article 5.

              "expenses" includes counsel fees.

              "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

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              "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

              "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         B. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         C. The Corporation shall indemnify (1) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director, or officer, employee or agent of the Corporation, or (2) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner, employee, agent or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

         D. The provisions of this Article 5 shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article 5 shall have any effect on the rights provided under this Article 5 with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article 5 and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

         E. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption

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         that the applicant did not meet the standard of conduct described in
         Section B or C of this Article 5.

         F. Any indemnification under Section C of this Article 5 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is permissible in the circumstances because he has met the applicable standard of conduct set forth in Section C of this Article 5.

              The determination shall be made:

              (1) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

              (2) If a quorum cannot be obtained under subsection (1) of this Section F, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

              (3)   By special legal counsel:

                    (a) Selected by the Board of Directors or its committee in the manner prescribed in subsection (1) or (2) of this Section F;
         or

                    (b) If a quorum of the Board of Directors cannot be obtained under subsection (1) of this Section F and a committee cannot be designated under subsection (2) of this Section F, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

              (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                    Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) of this Section F of this
         Article 5 to select counsel.

                    Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for

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         indemnification made pursuant to this Article 5 shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

         G.   (1)   The Corporation shall pay for or reimburse the reasonable
         expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section C of this Article 5 if the applicant furnishes the Corporation:

                    (a) a written statement of his good faith belief that he has met the standard of conduct described in Section C of this
         Article 5; and

                    (b) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

              (2)   The undertaking required by paragraph (b) of subsection
         (1) of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

              (3) Authorizations of payments under this section shall be made by the persons specified in Section F of this Article 5 upon a determination that the facts then known to those making the determination would not preclude indemnification under this Article 5.

         H. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article 5 and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article 5.

         I. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article 5 on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right

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         under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article 5. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

         J. Each provision of this Article 5 shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

6. No holder of (a) stock of any class of the Corporation, whether now or hereafter authorized, (b) any warrants, rights or options to purchase such stock, or (c) any securities or obligations convertible into any such stock or into any warrants, rights or options to purchase any such stock (the interests referred to in clauses (a), (b) and (c) being hereinafter referred to as "Equity Interest") shall have (i) any pre-emptive right to purchase or subscribe to any Equity Interests that may hereafter be created, issued or sold or (ii) any right of subscription to any Equity Interest.

7. This Article 7 is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the Virginia Stock Corporation Act.

         A. The number of the directors of the Corporation shall consist of not less than three nor more than eight. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board.

         B.   The Board of Directors shall be and is divided into three classes:
         Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class II and the other extra director shall be a member of Class III, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

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         C.   Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

         D. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

         E. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

         F. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

         G. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until this successor is elected and qualified, or until his earlier death, resignation or removal.

         H. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's Articles of Incorporation or By-Laws.

         I. Any one or more of all of the directors may be removed, with cause, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.

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         J.   Advance notice of shareholder nominations for election of
         directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided in the By-Laws of the Corporation.

8. A director may be removed from office only for cause, by a vote of the holders of two-thirds of the shares outstanding and entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

9.       A.   These Articles of Incorporation may be amended in any manner now or hereafter prescribed by the Virginia Stock Corporation Act, as amended, provided that, except as set forth below or otherwise required by law, shareholders may approve any proposed amendment of these Articles of Incorporation by vote of the holders of a majority of shares outstanding and entitled to vote thereon. Notwithstanding the foregoing, Article 4, Article 5, Article 7, Article 8, this Section A of Article 9, Section B of Article 3 and the provisions of
         Article 3 authorizing 1,000,000 shares of undesignated Preferred Stock, $.01 par value per share, may only be amended by vote of the holders of at least two-thirds of the shares outstanding and entitled to vote thereon.

         B. The shareholders may approve a merger, share exchange or sale of all or substantially all of the Corporation's assets not in the ordinary course of business by vote of the holders of a majority of the shares outstanding and entitled to vote thereon; provided, however, that the foregoing shall not be applicable to an "affiliated transaction" as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as amended, or any successor provision.

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                              BEST SOFTWARE, INC.

               Articles of Amendment to Articles of Incorporation


1.       The name of the Corporation is Best Software, Inc.

2. The text of the amendment to the Corporation's Articles of Incorporation is as follows:

         a) The first paragraph of Article 1 of the Articles of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

             The Corporation shall have the power to issue 40,000,000 shares of

             Common Stock, having no par value ("Common Stock"), 1,000,000 shares of Preferred Stock, having a par value of $.01 per share ("Preferred Stock") and 41,667 shares of Class A Preferred Stock, having a par value of $.01 per share ("Class A Preferred Stock").

3. The foregoing amendment was adopted by the Board of Directors of the Corporation on August 6, 1997 and submitted to the shareholders of the Corporation for their approval. At a meeting of the shareholders duly held on September 11, 1997, the voting group consisting of holders of all outstanding shares of Common Stock and Class A Preferred Stock were entitled to vote on such amendment. Such voting group consists of 7,476,790 shares outstanding and is entitled to cast 8,060,028 votes. A total of 7,843,143 votes in favor of the amendment were cast by the voting group consisting of all holders of Common Stock and Class A Preferred Stock. This number of votes was sufficient for approval by such voting group.


         EXECUTED as of this 14th day of October, 1997.


BEST SOFTWARE, INC.



By:  /s/ TIMOTHY A. DAVENPORT
    --------------------------
       Timothy A. Davenport
       President


ATTEST:


   /s/ SHELLEY W. REBACK
------------------------
       Shelley W. Reback
       Secretary